Exhibit 3.1

                     RESTATED ARTICLES OF INCORPORATION
                                     OF
                               TELEGROUP, INC.


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 490.1007 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Restated Articles of
Incorporation:

     1.     The name of the corporation is Telegroup, Inc.

     2. The purpose which the corporation is authorized to pursue is, or includes, the transaction of any or all lawful business for which the Corporation may be incorporated under the Iowa Business Corporation Act.

     3. The aggregate number of shares which the Corporation has authority to issue is 15,000,000 shares of common stock of two classes. Of such 15,000,000 shares, 10,000,000 shares, to be known as Class A common shares, shall have voting rights. The remaining 5,000,000 shares, to be known as Class B common shares, shall have no voting rights. All of such 15,000,000 shares shall have no par value. Other than the right to vote, Class A common shares and Class B common shares shall be entitled to the same rights and preferences.

     4. The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to shareholders. The holders of shares of common stock do not have pre-emptive rights. Shares of common stock are not redeemable, do not have any conversation rights, and are not liable, for assessments or further calls. The Class A common stock does not have cumulative voting rights.

     5. The corporation is authorized to include in its Bylaws provisions restricting the transfer of shares.

     6. Unless and until changed in accordance with Iowa law, the address of the Corporation's registered office is 505 North Third Street, Fairfield, Iowa 52556, and the name of the Corporation's registered agent at such address is Ron Stakland.

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     7.     No director of the Corporation shall be personally liable to the
Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; however, this provision shall neither eliminate nor limit the liability of a director (a) for a breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for a transaction from which the director derives an improper personal benefit, or (d) under Section 490.833 of the Iowa Business Corporation Act.

     8. These duly adopted Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.

     9. The Restated Articles of Incorporation amend the Articles of Incorporation in a manner requiring shareholders approval. The Restated Articles of Incorporation were approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Restated Articles of Incorporation, and the specific issues of whether to increase the number of authorized shares of Class A and Class B shares and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                       VOTES ENTITLED
                                       TO BE CAST ON        VOTES
DESIGNATION OF        SHARES             RESTATED       REPRESENTED AT
    GROUP          OUTSTANDING           ARTICLES         MEETING

Class A Common       216.00                216.00            216.00
Class B Common       8.9297                8.9297            6.6804

                                       VOTES ENTITLED
                                       TO BE CAST ON
                                       INCREASING THE
                                      NUMBER OF AUTH-       VOTES
DESIGNATION OF        SHARES         ORIZED SHARES OF   REPRESENTED AT
    GROUP          OUTSTANDING            CLASS A           MEETING

Class A Common       216.00                216.00            216.00
Class B Common       8.9297                  0                 0

                                       VOTES ENTITLED
                                       TO BE CAST ON
                                       INCREASING THE
                                      NUMBER OF AUTH-       VOTES
DESIGNATION OF        SHARES         ORIZED SHARES OF   REPRESENTED AT
    GROUP          OUTSTANDING            CLASS B           MEETING

Class A Common       216.00                  0                 0
Class B Common       8.9297                8.9297            6.6804
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     10.     The total number of undisputed votes case for the Restated
Articles of Incorporation was:

               VOTING GROUP                 VOTES FOR

               Class A Common               216.00
               Class B Common               6.6804

     11. The total number of undisputed votes case for increasing the number of authorized shares of Class A was:

               VOTING GROUP                 VOTES FOR

               Class A Common               216.00

     12. The total number of undisputed votes case for increasing the number of authorized shares of Class B was:

               VOTING GROUP                 VOTES FOR

               Class B Common               6.6804

     The number of votes cast for the Restated Articles of Incorporation by each voting group was sufficient for approval by that voting group.

                                   TELEGROUP, INC.



                                   By: _____________________________
                                        Fred Gratzon
                                        Chairman of the Board